EXHIBIT 10.1








                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN

                                SJWTX WATER, INC.
                              A TEXAS CORPORATION,

                                  AS PURCHASER,

                                       AND

                      CANYON LAKE WATER SUPPLY CORPORATION,
                   A TEXAS NONPROFIT WATER SUPPLY CORPORATION,

                                    AS SELLER

                                 OCTOBER 4, 2005

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                                TABLE OF CONTENTS
                                                                                                                 PAGE
ARTICLE I DEFINITIONS.............................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      References and Titles...........................................................................9
ARTICLE II        SALE OF ASSETS AND ASSUMPTION OF LIABILITIES...................................................10
         2.1      Sale of Assets.................................................................................10
         2.2      Excluded Assets................................................................................11
         2.3      Assumption of Liabilities......................................................................11
         2.4      Retained Liabilities...........................................................................13
         2.5      Casualty Loss..................................................................................13
ARTICLE III       PURCHASE PRICE.................................................................................14
         3.1      Purchase Price.................................................................................14
         3.2      The Closing....................................................................................14
ARTICLE IV        SELLER'S REPRESENTATIONS AND WARRANTIES........................................................14
         4.1      Organization of Seller.........................................................................14
         4.2      Authorization of Transaction...................................................................14
         4.3      Required Regulatory Approvals and Filings; Consents............................................14
         4.4      Non-contravention..............................................................................15
         4.5      Brokers' Fees..................................................................................15
         4.6      Title to Assets................................................................................15
         4.7      Subsidiaries...................................................................................15
         4.8      Financial Statements...........................................................................15
         4.9      Events Subsequent to Most Recent Fiscal Year End...............................................16
         4.10     Undisclosed Liabilities........................................................................17
         4.11     Legal Compliance...............................................................................17
         4.12     Tax Matters....................................................................................17
         4.13     Real Property..................................................................................18
         4.14     Intellectual Property..........................................................................20
         4.15     Tangible Assets................................................................................20
         4.16     Inventory......................................................................................21
         4.17     Material Contracts.............................................................................21
         4.18     Notes and Accounts Receivable..................................................................22
         4.19     Powers of Attorney; Authorized Signatories; Bank Accounts......................................22
         4.20     Insurance......................................................................................22
         4.21     Litigation.....................................................................................23
         4.22     Product & Service Warranty.....................................................................23
         4.23     Product Liability..............................................................................23
         4.24     Employees......................................................................................23
         4.25     Employee Benefits..............................................................................24
         4.26     Guaranties.....................................................................................26
         4.27     Environmental, Health, and Safety Matters......................................................26
         4.28     Intentionally Omitted..........................................................................27
         4.29     Customers and Suppliers........................................................................27
         4.30     Solvency.......................................................................................27
         4.31     Disclosure.....................................................................................27
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                                        i
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
ARTICLE V PURCHASER'S REPRESENTATIONS AND WARRANTIES.............................................................28
         5.1      Organization of Purchaser......................................................................28
         5.2      Authorization of Transaction...................................................................28
         5.3      Required Regulatory Approvals and Filings; Consents............................................28
         5.4      Non-contravention..............................................................................28
         5.5      Brokers' Fees..................................................................................28
         5.6      Disclosure.....................................................................................28
ARTICLE VI        PRE-CLOSING COVENANTS..........................................................................28
         6.1      General........................................................................................28
         6.2      Regulatory Matters and Approvals...............................................................29
         6.3      Requisite Member Consent.......................................................................29
         6.4      Operation of Business..........................................................................29
         6.5      Preservation of Business.......................................................................29
         6.6      Full Access....................................................................................30
         6.7      Notice of Developments.........................................................................30
         6.8      Exclusivity....................................................................................30
         6.9      Maintenance of Real Property...................................................................30
         6.10     Leases.........................................................................................30
         6.11     Title Insurance and Surveys....................................................................31
         6.12     Lease Consents.................................................................................31
         6.13     Debt Pay-Off Letters...........................................................................31
         6.14     Expense Pay-off Letters........................................................................31
         6.15     Seller's Bank Accounts.........................................................................31
         6.16     Purchaser Employment Offers....................................................................31
         6.17     Employee Benefit Matters.......................................................................31
         6.18     Change of Name.................................................................................32
         6.19     Delivery of Updated Financial Statements.......................................................32
         6.20     Transaction Materials..........................................................................32
         6.21     Notice of Additional Indebtedness; Alternative Interim Financing...............................32
ARTICLE VII       CONDITIONS TO OBLIGATION TO CLOSE..............................................................33
         7.1      Conditions to Purchaser's Obligation...........................................................33
         7.2      Conditions to Seller's Obligation..............................................................35
ARTICLE VIII      CLOSING DELIVERIES.............................................................................36
         8.1      Items to be Delivered by the Seller............................................................36
         8.2      Items to be Delivered by Purchaser.............................................................37
ARTICLE IX        TERMINATION....................................................................................37
         9.1      Termination of Agreement.......................................................................37
         9.2      Effect of Termination..........................................................................38
ARTICLE X         POST-CLOSING COVENANTS & OTHER AGREEMENTS......................................................38
         10.1     Survival of Representations and Warranties.....................................................38
         10.2     Press Releases and Public Announcements........................................................39
         10.3     Liquidation and Dissolution of Seller..........................................................39
         10.4     Rate Moratorium................................................................................39
         10.5     Reimbursable Seller Income Tax; Tax Refunds....................................................39
         10.6     Tax Returns....................................................................................40
         10.7     Litigation and other Proceedings...............................................................41
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                                       ii
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
         10.8     Certain Payroll Reporting Obligations..........................................................41
         10.9     Further Assurances.............................................................................41
ARTICLE XI        MISCELLANEOUS..................................................................................42
         11.1     Notices........................................................................................42
         11.2     No Third-Party Beneficiaries...................................................................42
         11.3     Succession and Assignment......................................................................43
         11.4     Amendments and Waivers.........................................................................43
         11.5     Severability...................................................................................43
         11.6     Expenses.......................................................................................43
         11.7     Construction...................................................................................43
         11.8     Remedies.......................................................................................43
         11.9     Governing Law; Choice of Forum.................................................................44
         11.10    Consent to Jurisdiction; Venue.................................................................44
         11.11    Consultation with Independent Counsel..........................................................44
         11.12    Incorporation of Exhibits and Schedules........................................................44
         11.13    Entire Agreement...............................................................................44
         11.14    Effective Date of Agreement....................................................................45
         11.15    Counterparts...................................................................................45
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                                      iii

EXHIBITS
--------
Exhibit "A" - Form of Opinions of Counsel of Seller

DISCLOSURE SCHEDULES
--------------------

Purchaser's Disclosure Schedules
Schedule 5.3 - Purchaser's Required Consents
Schedule 5.4 - Purchaser's Noncontravention

Seller's Disclosure Schedules
Schedule 2.1(a) - Contracts
Schedule 2.1(g) - Permits, Licenses, Other Certificates
Schedule 2.2(c) - Excluded Contracts
Schedule 2.2(e) - Excluded Property and Assets
Schedule 2.3(d) - Third Party Debt
Schedule 3.1 - Excluded Bank Account
Schedule 4.3 - Seller's Required Consents
Schedule 4.4 - Seller's Noncontravention
Schedule 4.8 - Financial Statements
Schedule 4.9 - Events Subsequent to Most Recent Fiscal Year End
Schedule 4.12(b) - Tax Returns
Schedule 4.13(a) - Owned Real Property
Schedule 4.13(b) - Leased Real Property
Schedule 4.14(b) - Intellectual Property
Schedule 4.14(c) - Intellectual Property Subject to License/Sublicense Agreement
Schedule 4.15 - Tangible Personal Property
Schedule 4.16 - Inventory
Schedule 4.17 - Material Contracts
Schedule 4.18 - Accounts Receivable
Schedule 4.19 - Powers of Attorney; Authorized Signatories; Bank Accounts
Schedule 4.20 - Insurance
Schedule 4.21 - Litigation
Schedule 4.22 - Product & Service Warranty
Schedule 4.24(a) - Employment Matters
Schedule 4.24(b) - Employment Contracts
Schedule 4.24(c) - Employees
Schedule 4.25 - Employee Benefit Plans
Schedule 4.27(a) - Exceptions to Environmental, Health and Safety Requirements
Schedule 4.27(b) - Water System Permits
Schedule 4.27(d) - Hazardous Materials
Schedule 4.27(e) - Disposal Matters
Schedule 4.27(f) - Transaction Triggered/Responsible Property Transfers
Schedule 4.27(h) - Environmental Audits and Reports
Schedule 4.28 - Affiliated Transactions
Schedule 4.29 - Customers
Schedule 7.1(k) - Lawful Rates and Fees

                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this "Agreement") executed as of this 4th day of October, 2005, but shall be effective only upon satisfaction of the condition specified in Section 11.14, is by and between SJWTX Water, Inc., a Texas corporation ("Purchaser"), and Canyon Lake Water Supply Corporation, a Texas nonprofit water supply corporation ("Seller"). The Purchaser and Seller are referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS
                                    --------

          WHEREAS, Seller operates a local water supply company in the Canyon Lake, Texas area (the "Water System"); and

          WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser substantially all of Seller's assets which it utilizes in the Water System on the terms and conditions set forth herein; and

          WHEREAS, the Parties acknowledge and agree that Seller gave notice to Purchaser of the requirements of Section 13.301(k) of the Water Code before either Party executed this Agreement.

          NOW, THEREFORE, in consideration of the above premises and the respective representations, warranties, agreements and conditions herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS.

          1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Section referred to below:

          "Accounts Receivable" has the meaning set forth in Section 4.18.

          "Acquired Assets" has the meaning set forth in Section 2.1.

          "Acquired Bank Accounts" has the meaning set forth in Section 4.19.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

          "Affiliated  Group" means any  affiliated  group within the meaning of
Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law.

          "Alternative Interim Financing Agreement" means any written agreement between Purchaser, as lender, and Seller, as borrower, wherein Purchaser agrees to lend Seller funds to perform or complete any system renovation, upgrade, expansion or acquisition necessary to comply with any existing Contracts or Legal Requirements.

          "Asbestos Liabilities" shall mean any Liabilities arising from, relating to, or based on the presence or alleged presence of asbestos or asbestos-containing materials in any product or item designed, manufactured, sold, marketed, installed, stored, transported, handled, or distributed at any time, or otherwise based on the presence or alleged presence of asbestos or asbestos-containing materials at any property or facility or in any structure, including, any Liabilities arising from, relating to or based on any personal or bodily injury or illness.

          "Assumed Liabilities" Has the meaning set forth in Section 2.3.

          "Bexarmet" Means the Bexar Metropolitan Water District.

          "Cash"  means  cash  and  cash   equivalents   (including   marketable
securities and short-term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

          "Cash Consideration" has the meaning set forth in Section 3.1.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any analogous state statutes, and any regulations promulgated thereunder.

          "Closing" has the meaning set forth in Section 3.2.

          "Closing Date" has the meaning set forth in Section 3.2.

          "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and of any similar state law.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Contemplated Transactions" means all of the transactions contemplated by this Agreement.

          "Controlled Group" has the meaning set forth in Section 1563 of the Code.

          "Contract"   means  all   agreements,   contracts  or  other   binding
commitments, understandings, arrangements, written or oral (including any amendments and other modifications thereto).

          "Construction Fund" means the construction fund established pursuant to the terms and conditions of that certain "Resolution of the Texas Water Development Board Approving Application for Financial Assistance Through the Purchase of $7,500,000 Canyon Lake Water Supply Corporation, Water System Revenue Bonds, Proposed Taxable Series 2005".

          "Debt Pay-off Letters" means the pay-off letters, in substance reasonably satisfactory to Purchaser, from each lender of Third Party Debt requiring that Seller's indebtedness be fully paid and discharged at Closing, setting forth (i) the aggregate amount, including interest, breakage costs, prepayment penalties, and other fees, required to be paid to fully satisfy all of the Seller's obligations to such lender of Third Party Debt and (ii) wire transfer instructions for such lender. Each Debt Pay-Off Letter will provide for the release and termination of all Liens, recourse and other obligations associated with the Third Party Debt that is the subject of such Debt Pay-Off Letter upon receipt of the amount specified in such Debt Pay-Off Letter to be paid on the Closing Date.

          "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and any other material employee benefit plan, program or arrangement of any kind.

          "Employee  Pension  Benefit  Plan" has the  meaning set forth in ERISA
Section 3(2).

          "Employee  Welfare  Benefit  Plan" has the  meaning set forth in ERISA
Section 3(1).

          "Environmental, Health, and Safety Requirements" shall mean, as amended and as now and hereafter in effect, all Legal Requirements (including CERCLA and SWDA) concerning public health and safety, worker health and safety, pollution, or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of water (whether treated, untreated, affluent or otherwise), hazardous materials, substances, or wastes, chemical substances, or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Excluded Assets" has the meaning set forth in Section 2.2.

          "Excluded Bank Account" has the meaning set forth in Section 3.1.

          "Expense Pay-off Letters" means the pay-off letters, in substance reasonably satisfactory to Purchaser, from each Person to whom Seller Transaction Fees are owed, (i) setting forth (A) the identity of each Person to whom such obligations are owed, (B) the amount owed or to be owed to each such Person, and (C) the bank account and wire transfer information for each such Person and (ii) providing for the release and termination of all Liens, recourse and other obligations associated with the Seller Transaction Fees that is or are the subject of such Expense Pay-Off Letter upon receipt of the amount specified in such Expense Pay-Off Letter to be paid on the Closing Date.

          "Financial Statements" has the meaning set forth in Section 4.8(a).

          "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

          "GBRA" means the Guadalupe-Blanco River Authority.

          "Governmental Authority" means any federal, state, county or municipal government, any agency or commission with statewide jurisdiction, or any court or any arbitrator in any case that has jurisdiction over such Person or any of its respective properties or assets.

          "Improvements" has the meaning set forth in Section 4.13(d).

          "Income Tax" means any federal, state, local, or foreign income Tax, including any interest, penalty, or addition thereto, whether disputed or not.

          "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Intellectual Property" means all of the following: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

          "Inventory" has the meaning set forth in Section 4.16.

          "Knowledge" means with respect to a specified individual, that such individual is actually or in the exercise of reasonable diligence should be aware of that fact or matter after reasonable investigation.

          "Lease Consents" has the meaning set forth in Section 6.12.

          "Leased Real Property" means all leasehold or subleasehold estates and other similar rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by Seller.

          "Leases" means all leases, subleases, licenses, concessions and other Contracts, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which Seller holds any Leased Real Property.

          "Legal Requirement" means any Order or federal, state, local, municipal, foreign, international, multinational constitution, law, ordinance, principle of common law, code, regulation, statute, or treaty (including under the Code regulations thereunder and applicable judicial and administrative pronouncements).

          "Liability" means any liability or obligation of whatever kind or nature (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

          "Lien" means any lien, mortgage, security interest, charge, pledge, retention of title agreement, easement, encroachment or other encumbrance of any sort whatsoever affecting title.

          "Material Adverse Effect" or "Material Adverse Change" means any effect or change (individually or in the aggregate) that would be materially adverse to the Water System, or any of the assets, condition (financial or otherwise), operating results, operations, or business prospects of Seller or to the ability of any Party to consummate timely the Contemplated Transactions.

          "Material Contracts" has the meaning set forth in Section 4.17.

          "Material Contract Consents" means the consent or authorization of any other party to a Material Contract other than Seller that is required in connection with the consummation of the Contemplated Transactions.

          "Member" means any Person having membership rights in Seller under the TNPCA, Water Code or Seller's Organizational Documents.

          "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

          "Most  Recent  Financial  Statements"  has the  meaning  set  forth in
Section 4.8(a).

          "Most Recent Fiscal Month End" has the meaning set forth in Section 4.8(a).

          "Most Recent Fiscal Year End" has the meaning set forth in Section 4.8(a).

          "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

          "Order"  means  any  order,  injunction,   judgment,  decree,  ruling,
assessment or arbitration award of any Governmental Authority or arbitrator.

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "Organizational Documents" means as applicable, the certificate of incorporation, articles of incorporation, bylaws, certificate of limited partnership, partnership or limited partnership agreement, articles of organization, certificate of organization, certificate of formation, regulations, operating agreement, joint venture agreement and each other
Contract or instrument (i) pursuant to which a Person is established and organized, or (ii) which establishes the governance of such Person.

          "Owned Real Property" means (i) the Seller's Easement Rights and (ii) all land, together with all buildings, structures, improvements, and fixtures located thereon, and other rights and interests appurtenant thereto, owned by Seller.

          "Party" has the meaning set forth in the preamble of this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted  Encumbrances"  means with  respect to each  parcel of Real
Property: (a) real estate Taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Real Property that are (i) not due and payable as of the Closing Date or (ii) being contested in good faith, for which adequate reserves have been established in accordance with GAAP and which reserves are included in the Acquired Assets; (b) mechanics' liens and similar liens for labor, materials, or supplies provided with respect to such Real Property incurred in the Ordinary Course of Business for amounts that are (i) not due and payable as of the Closing Date or (ii) being contested in good faith that would not, individually or in the aggregate, materially impair the use or occupancy of the Real Property or the operation of the Water System as currently conducted on such Real Property; (c) zoning, building codes, and other land use laws regulating the use or occupancy of such Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Real Property that are not violated by the current use or occupancy of such Real Property or the operation of the Water System as currently conducted thereon; (d) Liens securing Third Party Debt; and (e) easements, covenants, conditions, restrictions, and other similar matters of record affecting title to such Real Property that do not or would not materially impair the use or occupancy of such Real Property in the operation of the Water System as currently conducted thereon.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a Governmental Authority.

          "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Section 4975 of the Code.

          "Post-signing Fiscal Year End" has the meaning set forth in Section 6.19.

          "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public of private) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Authority or other third party.

          "Purchase Price" has the meaning set forth in Section 3.1.

          "Purchaser" has the meaning set forth in the preamble of this Agreement.

          "Purchaser's Required Consents" has the meaning set forth in Section 5.3.

          "Purchaser Transaction Fees" means all reasonable fees, costs and expenses incurred by Purchaser prior to Closing or that Purchaser is otherwise obligated to discharge regardless if the Contemplated Transaction is consummated in connection with or arising out of the planning, structuring, negotiation or consummation of this Agreement and the Contemplated Transactions, including without limitation all fees and expenses of legal counsel, accountants, consultants, brokers, financial advisors and other professionals.

          "Real Property" has the meaning set forth in Section 4.13(c).

          "Real Property Laws" has the meaning set forth in Section 4.13(f).

          "Reimbursable Seller Income Tax" means any United States federal income tax obligation of Seller for its taxable year that includes the Closing Date, but only to the extent that the obligation (i) results from Seller's failure to be an organization described in Section 501(c)(12) for such year because of Seller's sale of the Acquired Assets pursuant to this Agreement, and
(ii) is reflected on the applicable federal Income Tax Return of Seller for such year.

          "Reportable Event" has the meaning set forth in ERISA Section 4043.

          "Requisite Member Consent" means the consent of at least at least two-thirds (2/3) of the Members present in person or by proxy at any meeting or special meeting of the Seller authorizing and approving this Agreement and all of the Contemplated Transactions.

          "Restricted Period" has the meaning set forth in Section 10.8(a).

          "Retained Liabilities" has the meaning set forth in Section 2.4.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Seller" has the meaning set forth in the preamble of this Agreement.

          "Seller Transaction Fees" means all reasonable fees, costs and expenses incurred by the Seller prior to Closing in connection with or arising out of the planning, structuring, negotiation or consummation of this Agreement and the Contemplated Transactions, including all fees and expenses of legal counsel (John O. Houchins, Esq.), accountants (Holtman, Wagner & Company, LLP), consultants (GDS Associates, Inc.), brokers, financial advisors (First Southwest Company) and other professionals.

          "Seller  Transaction  Fees Limit" means a maximum of $250,000 in total
Seller   Transaction  Fees  regardless  if  such  Seller  Transaction  Fees  are discharged by Purchaser or Seller on or before the Closing Date.

          "Seller Transaction Materials" has the meaning set forth in Section 6.20.

          "Seller's Easement Rights" means any and all easements or similar rights of Seller to use the property of any Person in connection with the operation of the Water System.

          "Seller's Required Consents" has the meaning set forth in Section 4.3.

          "Service Agreement" has the meaning set forth in Section 8.1(j).

          "STMP" means an "Application for Sale, Transfer or Merger of a Retail Public Utility" and all addendums, schedules and annexes thereto, or any other similar form or application required by the TCEQ in connection with the sale and transfer of the Water System from Purchaser to Seller as contemplated by this Agreement.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

          "SWDA" means the Solid Waste Disposal Act, as amended, any analogous state statutes, and any regulations promulgated thereunder, and regulations modeled thereon.

          "Tangible Assets" has the meaning set forth in Section 4.15.

          "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Tax" or "Taxes" means taxes of any kind, levies or other assessments related to taxes, and customs, duties, imposts, charges or fees, including income, profits, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, federal royalty, license, payroll, transaction, capital, net worth, franchise and gross receipts taxes, estimated taxes, withholding, employment, social security, workers' compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, net proceeds, alternative, turnover, environmental, stamp, leasing, lease, user, capital stock, registration, fuel, excess profits, alternative or add on minimum, transfer and gains taxes and other governmental taxes imposed or payable to any Taxing Authority, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax, including penalties for the failure to file any Tax Return or report.

          "Taxing Authority" means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

          "TCEQ" means the Texas Commission on Environmental Quality.

          "TCEQ Approval" means the written approval of the TCEQ for all of the following: (i) Purchaser's acquisition of the assets which Seller utilizes in connection with its operation of the Water System, (ii) Seller's transfer of the "Certificate of Convenience and Necessity" for the Water System to Purchaser pursuant to the STMP submitted by Purchaser, and (iii) all other matters presented by Purchaser or Seller to the TCEQ for approval in connection with the Contemplated Transactions.

          "Third Party Debt" means all outstanding indebtedness for borrowed money of Seller, including any indebtedness relating to the TWDB Bond Debt.

          "TNPCA" means Texas Non-Profit Corporation Act, as amended.

          "Transaction Documents" means this Agreement and all other agreements and documents entered into by one or more of the Parties in connection with the Contemplated Transactions.

          "TWDB" means the Texas Water Development Board.

          "TWDB Bond Debt" has the meaning set forth in Section 2.3(b).

          "Water Code" means the Texas Water Code, as amended.

          "Water System" has the meaning set forth in the first recital of this Agreement.

          1.2 References and Titles. All references in this Agreement to Schedules, Articles, Sections, subsections, and other subdivisions refer to the corresponding Schedules, Articles, Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. All references to cash or monetary amounts refer to U.S. Dollars only unless specifically stated to be in the currency of another government. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words "this Agreement," "herein," "hereby," "hereunder," and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words "this Section," "this subsection," and words of similar import, refer only to the Sections or subsections, respectively, hereof in which such words occur. The word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

                                   ARTICLE II
                  SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

          2.1 Sale of Assets. On the Closing Date, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall accept from Seller, free and clear of all Liens and adverse claims of any kind except for Permitted Encumbrances, all of the assets used by or for the benefit of the Seller in any way, directly or indirectly, related to the Water System, including the assets set forth in this Section 2.1 as they exist on the Closing Date and no others (collectively, the "Acquired Assets"):

               (a) all rights, titles and interests of Seller in, to and under the Seller's Contracts, including those listed on Schedule 2.1(a); provided, that Purchaser is not acquiring the Contracts listed on Schedule 2.2(c).

               (b) all of the Owned Real Property set forth on Schedule 4.13(a) and all of Seller's interest in the Leased Real Property set forth on Schedule 4.13(b);

               (c) all of Seller's Intellectual Property, including the Intellectual Property set forth on Schedule 4.14(b), and the right to sue and collect for any and all infringements, and the right to receive royalties, with respect to the foregoing;

               (d) all of Seller's tangible personal property, including the Tangible Assets set forth on Schedule 4.15;

               (e) all of Seller's inventory and other raw goods, including the Inventory set forth on Schedule 4.16;

               (f) all of the Seller's accounts, notes, and other receivables, including the Accounts Receivables set forth on Schedule 4.18;

               (g) all of Seller's permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from any Governmental Authority which are transferable to Purchaser under applicable Legal Requirements, including the permits, licenses, orders, registrations, certificates, variances, and similar rights set forth on Schedule 2.1(g);

               (h) all of Seller's books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, studies, reports, and other printed or written materials;

               (i) the Acquired Bank Accounts;

               (j) all of Seller's Cash, including all Member deposits and Member fees held by Seller to the extent an assignment thereof is permitted by applicable Legal Requirements or deposits of Seller held by third parties, debt reserves and restricted cash;

               (k) all of Seller's rights in and with respect to the assets associated with its Employee Benefit Plans to the extent assumed by Purchaser pursuant to Section 6.17;

               (l) all of Seller's intangible assets and goodwill directly related to the Seller's Water System; and

               (m) all of Seller's claims, deposits, prepayments, refunds (including Tax refunds described in Section 10.5(b)), causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment of Seller, including claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery under any insurance policies or otherwise existing at law or equity, rights of set-off, and rights of recoupment arising from or related to any asset described in Section 2.1(a) through (l).

          2.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, Seller shall not sell, and Purchaser shall not acquire, the following assets, properties, interests and rights of Seller (the "Excluded Assets"):

               (a) the Seller's charter, taxpayer and other identification numbers, and other books, records, documents and seals relating to the corporate or company organization, maintenance and existence of Seller, that Seller is required by applicable Legal Requirements to retain in its possession;

               (b) subject to Section 2.1(m) and Section 2.5, all insurance policies;

               (c) all of Contracts listed on Schedule 2.2(c);

               (d) all personnel records and other records that Seller is required by applicable Legal Requirements to retain in its possession;

               (e) the property and assets expressly designated on Schedule 2.2(e);

               (f) the Excluded Bank Account;

               (g) any of Seller's rights in and with respect to the assets associated with its Employee Benefit Plans not assumed by Purchaser pursuant to
Section 6.17; and

               (h) all rights of the Seller under this Agreement or any of the other Transaction Documents.

          2.3 Assumption of Liabilities. As part of the consideration for the purchase and sale of the Acquired Assets, on the Closing Date, the Purchaser shall assume each of the following except as otherwise set forth in this Section
2.3 and Section 2.4 (collectively, the "Assumed Liabilities"):

               (a) all Liabilities arising from or relating to the Acquired Assets accruing on or after the Closing Date;

               (b) all Liabilities of Seller set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) (other than, except as provided in Section 10.5(a), any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, Asbestos Liability, or environmental matter, including those arising under Environmental, Health, and Safety Requirements or any of Seller's Employee Benefit Plans not assumed by Purchaser pursuant to Section 6.17). It is expressly agreed and understood that all notes and/or bonds issued to the TWDB as listed on the Balance Sheet shall include not only the principle and interest due thereunder but shall also include any and all prepayment penalties, defeasance cost or like or similar penalty or cost of whatsoever kind or nature and howsoever described that Seller may potentially be responsible to discharge under the terms and conditions of its sale to the TWDB of the following bond issues (the "TWDB Bond Debt"):

          (i) Canyon Lake Water System Revenue Bonds (Taxable), Series 1995, $7,105,000;

          (ii) Canyon Lake Water System Revenue Bonds (Taxable), Series 1998, $3,040,000;

          (iii)Canyon Lake Water System Revenue Bonds (Taxable), Series 2000, $2,960,000; and

          (iv) Canyon Lake Water System Revenue Bonds (Taxable), Series 2005, $7,500,000.

          Purchaser hereby expressly acknowledges the above and fully and completely assumes any and all liabilities of Seller of whatsoever kind or nature as same relates to and/or is associated in any manner to debts and obligations to the TWDB arising from or relating to the TWDB Bond Debt.

               (c) all Liabilities of Seller that have arisen before the Closing and after the Most Recent Fiscal Month End in the Ordinary Course of Business (other than, except as provided in Section 10.5(a), any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of law, Asbestos Liability, or environmental matter, including those arising under Environmental, Health, and Safety Requirements or any of Seller's Employee Benefit Plans not assumed by Purchaser pursuant to Section 6.17);

               (d) all Third Party Debt set forth on Schedule 2.3(d);

               (e) all obligations of Seller under the Contracts and other arrangements arising from the Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing;

               (f) the accrued vacation and sick leave for those employees of Seller who accept employment with Purchaser as of the Closing Date; and

               (g)  all  unpaid  Seller   Transaction  Fees  up  to  the  Seller
Transaction Fees Limit.

          Purchaser will not assume or have any responsibility whatsoever with respect to any other Liability of Seller not expressly included within the definition of Assumed Liabilities, including (i) except as provided in Section 10.5(a), any Liabilities or obligations of or relating to any violations by

Seller under any Legal Requirements, including any Environmental, Health and Safety Requirements, on or before the Closing Date regardless if such matter is disclosed on a Schedule hereto; (ii) any Liability of Seller for transfer, sales, use or other Taxes arising in connection with the consummation of the Contemplated Transactions; or (iii) any Taxes of the Members arising from or related to the Contemplated Transactions.

          2.4 Retained Liabilities. Except for the Assumed Liabilities expressly set forth in Section 2.3, Seller shall retain and be solely responsible for, and Seller acknowledges that Purchaser has not agreed to pay, is not assuming and shall not have any Liability or obligation for any other Liability or obligation of the Seller or the Water System (the "Retained Liabilities"). Without limiting the generality of the foregoing, the following Liabilities or obligations will remain the sole responsibility of Seller:

               (a) any Liability arising out of or relating to the Excluded Assets;

               (b) any Liability arising out of or resulting from Seller's compliance or non-compliance with any Legal Requirement of any Governmental Authority related directly or indirectly to any Environmental, Health and Safety Requirements, on or before the Closing Date regardless if such matter is referenced on a Schedule hereto;

               (c) any Liability of Seller under this Agreement or any other document executed in connection with the Contemplated Transactions;

               (d) any Liability of Seller based upon Seller's acts or omissions occurring after the Closing Date;

               (e) any Liability arising out of or relating to any of Seller's Employee Benefit Plans not assumed by Purchaser pursuant to Section 6.17;

               (f) notwithstanding an assumption by Purchaser of an Employee Benefit Plan pursuant to Section 6.17, any Liability not set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto); and

               (g)  any  Seller   Transaction  Fees  in  excess  of  the  Seller
Transaction Fees Limit.

          2.5 Casualty Loss. Prior to Closing, the risk of loss to the Acquired Assets shall remain with Seller. After Closing, the risk of such loss shall be transferred to Purchaser. In the event that any of the Acquired Assets of the Seller are materially damaged or destroyed by fire or other casualty prior to the Closing, Seller shall (i) immediately notify the Purchaser promptly after Seller learns of such event, (ii) preserve all insurance proceeds for the benefit of the Purchaser, and (iii) upon Closing assign to Purchaser (or at the direction of Purchaser) all insurance claims or proceeds to which Seller may be entitled as a result of such fire or other casualty.

                                   ARTICLE III
                                 PURCHASE PRICE

          3.1 Purchase Price. In consideration for Seller's sale and transfer of the Acquired Assets to Purchaser, Purchaser agrees to (i) pay to Seller at the Closing the sum of Three Million Two Hundred Thousand and No/100 Dollars ($3,200,000) (the "Cash Consideration") payable by wire transfer or delivery of other immediately available funds to the account set forth on Schedule 3.1 (the "Excluded Bank Account") and (ii) assume or discharge the (A) Assumed Liabilities, (B) Seller Transaction Fees up to the Seller Transaction Fees Limit and (C) Reimbursable Seller Income Tax (collectively, the "Purchase Price").

          3.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jackson Walker L.L.P. at 112 E. Pecan Street, Suite 2100, San Antonio, Texas 78205 commencing at 9:00 a.m. local time on the fifth (5th) business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Contemplated Transactions (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall not be later than October 1, 2007 unless agreed to in writing by the Parties.

                                   ARTICLE IV
                    SELLER'S REPRESENTATIONS AND WARRANTIES.

          Seller represents and warrants to Purchaser as follows (such representations and warranties being deemed to be made as of the date hereof and on a continuous basis until the Closing Date). Seller acknowledges and agrees that each of the representations and warranties set forth in this Article IV has been materially relied upon by Purchaser and that each of the representations and warranties set forth in this Article IV have served as a material inducement for the Purchaser to enter into this Agreement.

          4.1  Organization  of  Seller.  Seller  is  duly  organized,   validly
existing, and in good standing under the Legal Requirements of the jurisdiction of its incorporation.

          4.2 Authorization of Transaction. Upon Seller's obtaining Seller's Required Consents, Material Contract Consents, and Lease Consents, Seller will have full power and authority to execute and deliver the Transaction Documents to which it is a party and to perform all of the obligations thereunder. The Transaction Documents constitute the valid and legally binding obligation of Seller, enforceable in accordance with their terms and conditions except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws affecting creditors' rights generally and except to the extent that general equitable principles may affect the availability of certain remedies. The execution, delivery and performance of this Agreement and all other Transaction Documents to which it is a party contemplated hereby have been duly authorized by Seller.

          4.3 Required Regulatory Approvals and Filings; Consents. Except as set forth on Schedule 4.3 (the "Seller's Required Consents"), no Material Contract Consent, Lease Consent, or any other approval of or filing with any Governmental

Authority or any other Person on the part of Seller is required in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents or the consummation of the Contemplated Transactions.

          4.4 Non-contravention. Except as set forth on Schedule 4.4, neither the execution and delivery of this Agreement by Seller, the other Transaction Documents to which it is a party, nor the Contemplated Transactions, will (i) violate any Legal Requirement to which Seller is subject or any provision of its Organizational Documents, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which Seller is a party or by which it is bound or to which any of its assets are subject, or (iii) result in the imposition or creation of a Lien upon or with respect to the Acquired Assets.

          4.5 Brokers' Fees. Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the Contemplated Transactions for which Purchaser could become liable or obligated to pay or discharge.

          4.6 Title to Assets. Seller has good and indefeasible title to, or a valid leasehold interest in, the properties and assets used by or for the benefit of Seller, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens except for Permitted Encumbrances, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, Seller has good and indefeasible title to all of the Acquired Assets, free and clear of any Liens or restriction on transfer except for Permitted Encumbrances.

          4.7 Subsidiaries. Seller does not own or has ever owned of record or beneficially, any Subsidiary or otherwise maintain or hold any equity interest in any other Person.

          4.8 Financial Statements.

               (a) Attached hereto as Schedule 4.8 are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, and cash flow as of and for the fiscal years ended December 31, 2002, December 31, 2003 and December 31, 2004 for Seller (the "Most Recent Fiscal Year End") and the audited balance sheets and statements of income, and cash flow delivered to Purchaser pursuant to Section 6.19; and (ii) unaudited balance sheet and statement of income, and cash flow (the "Most Recent Financial Statements") as of and for the seventh-months ended July 31, 2005 or covering the period set forth in the unaudited balance sheet and statement of income, and cash flow delivered to Purchaser pursuant to Section 6.19 (the "Most Recent Fiscal Month End") for the Seller. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, present accurately the financial condition of Seller as of such dates and the results of operations of Seller for such periods, are correct and complete in all respects, and are consistent with the books and records of Seller (which books and records are correct and complete in all respects).

               (b) Each transaction by Seller is properly recorded on the books and records of such Seller, and each document upon which entries in Seller's Financial Statements and all of its other books and records are based is complete and accurate in all respects. Seller maintains a system of internal accounting controls which are adequate to insure that its Financial Statements and all of its other books and records are complete and accurate in all respects. Seller maintains a system of internal accounting controls adequate to insure that it maintains no off-the-books accounts.

          4.9 Events Subsequent to Most Recent Fiscal Year End. Except as set forth on Schedule 4.9, since the Most Recent Fiscal Year End and Post-Signing Fiscal Year End, if any, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, except as set forth on Schedule 4.9, since that date:

               (a) Seller has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

               (b) Seller has not entered into any material Contract outside the Ordinary Course of Business;

               (c) no party (including Seller) has accelerated, terminated, made material modifications to, or cancelled any material Contract to which Seller is a party or by which any of them is bound;

               (d) Seller has not imposed any Lien upon any of its assets, tangible or intangible;

               (e) Seller has not made any material capital expenditures outside the Ordinary Course of Business and in no event in excess of $12,000 on an individual or aggregate basis;

               (f) Seller has not made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business and in no event in excess of $12,000 on an individual or aggregate basis;

               (g) Seller has not created, incurred, assumed, or guaranteed more
than  $12,000  in  indebtedness   for  borrowed  money  and  capitalized   lease
obligations on an individual or aggregate basis;

               (h) Seller has not transferred, assigned, or granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

               (i)  there  has  been  no  change  made  or   authorized  in  the
Organizational Documents of Seller;

               (j) Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

               (k) Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

               (l) Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract;

               (m) Seller has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business and in no event in excess of $5,000 per annum;

               (n) Seller has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

               (o) Seller has not made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

               (p) Seller has not changed its normal business practices, instituted any rate increases, changed any of its methods of accounting, or taken any other action outside the Ordinary Course of Business;

               (q) Seller has not made any loans or advances of money; and

               (r) Seller has not committed to any of the foregoing.

          4.10 Undisclosed Liabilities. Seller does not have any material Liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any Liability for Taxes or Liabilities arising from or relating to Employee Benefit Plans or Environmental, Health, and Safety Requirements), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities that have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

          4.11 Legal Compliance. Seller has complied with all applicable Legal Requirements of all Governmental Authorities, save and except those proceedings initiated by the Texas Commission on Environmental Quality for violations of their rules as more particularly described in Section 4.27, and no other Proceeding, demand, or notice has been filed or commenced against Seller alleging any failure so to comply. To the Knowledge of each of the directors and officers of Seller (i) no other Proceeding alleging the Seller's violation of any applicable Legal Requirements is or has been threatened and (ii) there is no other basis for any such Proceeding against or otherwise involving the Seller or any of its directors, officers or employees in any way relating to Seller's Water System.

          4.12 Tax Matters.

               (a) (i) Seller has filed all Income Tax Returns and all other Tax Returns that it is required to file, (ii) all such Tax Returns were correct and complete in all respects, (iii) all Taxes due and owing by Seller (whether or not shown on any Tax Return) have been paid, (iv) Seller is not currently the beneficiary of any extension of time within which to file any Tax Return, and
(v) there are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Seller.

               (b) Schedule 4.12(b) lists all federal, state, local, and foreign Tax Returns filed with respect to the Seller or for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has made available to Purchaser correct and complete copies of all Income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by Seller since December 31, 2000. Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (c) The Seller is not a party to any Income Tax allocation or sharing agreement.

               (d) The Seller has not been a member of an Affiliated Group filing a consolidated Income Tax Return.

               (e) Seller has never filed or been required to file any Tax Return on Internal Revenue Service Form 990-T (or any predecessor form) related to Tax on unrelated business taxable income.

               (f) Seller is and has been continuously since its inception an organization exempt from federal income Taxes pursuant to Section 501(a) of the Code by reason of being an organization of 501(c)(12) of the Code.

          4.13 Real Property.

               (a) Schedule 4.13(a) sets forth the address and description of each parcel of Owned Real Property. With respect to each parcel of Owned Real
Property:

                  (i) except as set forth in Schedule 4.13(a), Seller has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

                  (ii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

               (b) Schedule 4.13(b) sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). Seller has delivered to Purchaser a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in Schedule 4.13(b), with respect to each of the Leases:

                  (i) to the Knowledge of each of the directors and officers of Seller, except for those Leases for which Lease Consents are obtained, the consummation of the Contemplated Transactions will not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; and

                  (ii) to the Knowledge of each of the directors and officers of Seller, neither Seller nor any other party to the Lease is in breach of or default under such Lease, and, to the Knowledge of each of the directors and officers, no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease.

               (c) The Owned Real Property identified in Schedule 4.13(a) and the Leased Real Property identified in Schedule 4.13(b) (collectively, the "Real Property") includes all of the real property used or intended to be used in the Water System; and Seller is not a party to any agreement or option to purchase any real property or interest therein.

               (d) All buildings, structures, fixtures, building systems and equipment, and all components thereof, included in the Real Property (the "Improvements") are in reasonably good condition and repair and sufficient for the operation of the Water System. There are no facts or conditions affecting any of the Improvements that would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Water System as currently conducted thereon.

               (e) Seller has not received written notice of any condemnation, expropriation or other Proceeding in eminent domain affecting any parcel of Real Property or any portion thereof or interest therein. To the Knowledge of and the directors and officers of Seller, there is no injunction, decree, order, writ, or judgment outstanding, or any claim, litigation, administrative action or similar Proceeding, pending or threatened, relating to the ownership, lease, use or occupancy of the Real Property or any portion thereof, or the operation of the Water System as currently conducted thereon.

               (f) To the Knowledge of each of the directors and officers of Seller, the Real Property is in material compliance with all Legal Requirements, and all insurance requirements affecting the Real Property (collectively, the "Real Property Laws"). Seller has not received any notice of violation of any Real Property Laws and, to the Knowledge of each of the directors and officers of Seller, there is no basis for the issuance of any such notice or the taking of any action for such violation.

               (g) Each parcel of Real Property has direct access to a public street adjoining the Real Property or has access to a public street via insurable easements benefiting such parcel of Real Property, and such access is not dependent on any land or other real property interest that is not included in the Real Property. None of the Improvements or any portion thereof is dependent for its access, use or operation on any land, building, improvement or other real property interest that is not included in the Real Property.

               (h) All water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Real Property have been installed and are operational and sufficient for the operation of the Water System as currently conducted thereon.

               (i) Seller's use or occupancy of the Real Property or any portion thereof and the operation of the Water System as currently conducted are not to the Knowledge of each of the directors and officers of Seller dependent on a "permitted non-conforming use" or "permitted non-conforming structure" or similar variance, exemption or approval from any Governmental Authority.

               (j) To the Knowledge of each of the directors and officers of Seller, the current use and occupancy of the Owned Real Property and the operation of the Water System as currently conducted thereon does not violate in any material respect any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Owned Real Property.

          4.14 Intellectual Property.

               (a) To the Knowledge of each of the directors and officers of Seller, Seller has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and Seller has not ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of each of the directors and officers of Seller, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of Seller in any material respect.

               (b) Schedule 4.14(b) identifies each patent or registration that has been issued to Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that Seller has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission that Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions).

               (c) Schedule 4.14(c) identifies each material item of Intellectual Property that any third party owns and that Seller uses pursuant to license, sublicense, agreement, or permission. Seller has delivered to Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions, as amended to date.

          4.15 Tangible Assets. Except for (i) the Owned Real Property that is set forth on Schedule 4.13(a), (ii) the Leased Real Property that is set forth on Schedule 4.13(b), and (iii) the Inventory set forth on Schedule 4.16,
Schedule 4.15 sets forth all of Seller's machinery, equipment, and other tangible assets (the "Tangible Assets"). The Tangible Assets that Seller owns or leases are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

          4.16 Inventory. Schedule 4.16 sets forth all of Seller's inventory (the "Inventory"). The Inventory of Seller consists of untreated water, raw materials, supplies, treated water, manufactured parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured.

          4.17 Material Contracts. Schedule 4.17 lists the following executory Contracts to which Seller is a party (collectively, the "Material Contracts"):

               (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $12,000 per annum;

               (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than 1 year or involve consideration in excess of $12,000;

               (c) any agreement concerning any joint operating agreement, collaboration, partnership or joint venture;

               (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $12,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

               (e)  any  material   agreement   concerning   confidentiality  or
non-competition;

               (f) any collective bargaining agreement;

               (g) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $12,000 or providing material severance benefits;

               (h) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

               (i) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

               (j)  any  settlement,  conciliation  or  similar  agreement,  the
performance   of  which  will  involve   payment   after  the  Closing  Date  of
consideration in excess of $12,000;

               (k) any agreement under which Seller has advanced or loaned any other Person amounts; or

               (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $12,000.

          Seller has delivered to Purchaser a correct and complete copy of each written Contract listed on Schedule 4.17 and a written summary setting forth the material terms and conditions of each oral Contract referred to in Schedule
4.17. With respect to each such Contract: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the Contract.

          4.18 Notes and Accounts Receivable. Schedule 4.18 sets forth all of the notes and accounts receivable of Seller (the "Accounts Receivable"). All Accounts Receivable of Seller are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Seller.

          4.19  Powers  of  Attorney;  Authorized  Signatories;  Bank  Accounts.
Schedule 4.19 lists: (i) the names and addresses of all Persons holding powers of attorney on behalf of Seller; and (ii) except for the Excluded Bank Account, the names of all banks and other financial institutions in which Seller currently has one or more bank accounts or safe deposit boxes, along with the account numbers and the names of all persons authorized to draw on such accounts or to have access to such safe deposit boxes (the "Acquired Bank Accounts"). Except as set forth on Schedule 4.19, to the Knowledge of each of the directors and officers of Seller, there are no material outstanding powers of attorney executed on behalf of Seller.

          4.20 Insurance. Schedule 4.20 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, Liability, and workers' compensation coverage and bond and surety arrangements) with respect to which Seller is a party, a named insured, or otherwise the beneficiary of coverage:

               (a) the name, address, and telephone number of the agent;

               (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

               (c) the policy number and the period of coverage;

               (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (e) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

          With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither Seller nor any other party thereto is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof. Schedule 4.20 describes any material self-insurance arrangements affecting Seller.

          4.21 Litigation. Schedule 4.21 sets forth each instance in which Seller (i) is subject to any outstanding Order or (ii) is a party or, to the Knowledge of any of the directors and officers of Seller, is threatened to be made a party to any Proceeding.

          4.22 Product & Service Warranty. Substantially all of the products processed, treated, manufactured, sold, leased, and delivered by Seller and all services rendered by Seller have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and Seller does not have any material Liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product or service warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Seller. Substantially all of the products manufactured, sold, leased, and delivered by Seller, and all services rendered by Seller are subject to standard terms and conditions of sale or lease.
Schedule 4.22 includes copies of the standard terms and conditions of sale or lease for Seller (containing applicable guaranty, warranty, and indemnity provisions).

          4.23 Product Liability. Seller does not have any material Liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, processed, treated, leased, or delivered by Seller.

          4.24 Employees.

               (a) Except as set forth on Schedule 4.24(a), with respect to the Seller's Water System:

                  (i)   there  is  no   collective   bargaining   agreement   or
relationship with any labor organization;

                  (ii) no labor organization or group of employees has filed any representation petition or made any written demand for recognition, and no union organizing or decertification efforts are underway or have been threatened in writing, and no labor strike, work stoppage, slowdown, or other labor dispute has occurred or has been threatened in writing;

                  (iii) there are no pending worker's compensation claims that could reasonably be expected to have a Material Adverse Effect on the Seller;

                  (iv) there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or to the Knowledge of any director or officer of the Seller, threatened in any forum, relating to an alleged violation or breach by the Seller (or its directors, officers or employees) of any employment related Legal Requirement.

                  (v) Except as set forth on Schedule 4.24(b), there are no written employment Contracts or severance Contracts with any employees of the Seller. Seller has provided Purchaser with a copy of each Contract set forth on
Schedule 4.24(b).

               (b) Schedule 4.24(c) contains a true and complete list of the names and titles of the Seller's current directors, officers and employees and, as applicable, each of such director's, officer's and employee's date of retention/employment, the total annual salary, wages, bonus, other compensation and accrued vacation time and other earned time off as of the Closing Date. Except as set forth on Schedule 4.24(c), the Seller is not a party to any written or oral employment Contact with any of such individuals which precludes their termination at will. Except as set forth on Schedule 4.24(c), no director, officer or employee of the Seller is now, or will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Closing Date. Except as set forth on Schedule 4.24(c), no director, officer or employee of the Seller has informed the Seller in writing of his or her intention to terminate his or her employment as a result of or in connection with the consummation of Contemplated Transactions.

               (c) Within the past three (3) years, Seller has not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, or local law, regulation, or ordinance, and no such action will be implemented without advance notification to Purchaser.

          4.25 Employee Benefits.

               (a) Schedule 4.25 lists each Employee Benefit Plan that Seller maintains or to which Seller contributes or has any obligation to contribute. With respect to each Employee Benefit Plan set forth on Schedule 4.25:

                  (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                  (ii) The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan subject to COBRA.

                  (iii) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                  (iv) Each such Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and the officers and directors of the Seller are not aware of any facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan.

                  (v) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No fiduciary has any Liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No Proceeding with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of each of the directors and officers of Seller, threatened.

                  (vi) Seller has delivered to Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, and all related trust agreements, insurance contracts, and other funding arrangements that implement each such Employee Benefit Plan.

               (b) With respect to each Employee Benefit Plan that Seller maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any material Liability or potential
Liability:

                  (i) No such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No Proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of each of the directors and officers of Seller, threatened. The market value of assets under each such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and non-vested Liabilities thereunder (determined in accordance with then current funding assumptions).

                  (ii) Seller has not incurred any material Liability to the PBGC (other than with respect to PBGC premium payments not yet due) or under the Code with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan.

               (c) Seller does not contribute to, has any obligation to contribute to, or has any Liability under or with respect to any Multiemployer Plan.

               (d) Seller does not maintain, contribute to or have an obligation to contribute to, or have any Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for current or future retired or terminated employees (or any spouse or other dependent thereof) of Seller other than in accordance with COBRA.

          4.26 Guaranties. Seller is not a surety, guarantor or otherwise is responsible for any Liability or obligation (including indebtedness) of any other Person.

          4.27 Environmental, Health, and Safety Matters.

               (a) Except as set forth on Schedule 4.27(a), Seller has complied and is in compliance with all Environmental, Health, and Safety Requirements.

               (b) Except as set forth on Schedule 4.27(b), Seller has obtained, has complied, and is in compliance with, in each case in all respects, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of the Water System; and a list of all such material permits, licenses and other authorizations is set forth on Schedule 4.27(b).

               (c) Seller has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

               (d)  Except  as  set  forth  on  Schedule  4.27(d),  none  of the following exists at any property or facility owned or operated by Seller: (i) underground storage tanks, (ii) asbestos-containing material in any friable and damaged form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

               (e) Except as set forth on Schedule 4.27(e), Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) so as to give rise to any current or future material Liabilities, including any material Liability for fines, penalties, response costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys' fees, pursuant to any Environmental, Health, and Safety Requirements.

               (f) Except as set forth on Schedule 4.27(f), neither this Agreement nor the consummation of the Contemplated Transactions will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

               (g) Seller has not designed, manufactured, sold, marketed, installed, or distributed products or other items containing asbestos, and none of such entities are or will become subject to any Asbestos Liabilities.

               (h) Seller has furnished to Purchaser all environmental audits, reports, and other material environmental documents and correspondence from any Governmental Authority relating to Seller's or any of Seller's predecessor's past or current properties, facilities, or operations which are in their possession or under their reasonable control and any such environmental audits, reports, and other material environmental documents and correspondence that it has conducted, prepared or received during the last two (2) years. Schedule
4.27(h) lists each of the environmental audits, reports, and other material environmental documents that have been delivered to Purchaser.

          4.28 Intentionally Omitted.

          4.29 Customers and Suppliers.

               (a) Schedule 4.29 lists the twenty-five (25) largest customers of Seller (on a consolidated basis) for each of the two (2) most recent fiscal years and sets forth opposite the name of each such customer the percentage of consolidated net sales attributable to such customer.

               (b) Since the Most Recent Fiscal Year End and the date of the Most Recent Balance Sheet, no supplier of Seller has indicated that it shall stop, or decrease the rate of, supplying materials, products or services to Seller, and no customer listed on Schedule 4.29 has indicated that it shall stop, or decrease the rate of, buying materials, products or services from Seller.

          4.30 Solvency. Seller is not now insolvent and is able to pay all of its Liabilities in the Ordinary Course of Business. Immediately after giving effect to the consummation of the Contemplated Transactions, Seller will be able to pay all of its Liabilities as they become due in the Ordinary Course of Business.

          4.31 Disclosure.  The representations and warranties contained in this
Article IV do not contain any untrue or materially misleading statement of a fact or omit to state any material fact necessary in order to make the
statements  and  information   contained  in  this  Article  IV  not  materially
misleading.

                                   ARTICLE V
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES.

          Purchaser represents and warrants to the Seller as follows (such representations and warranties being deemed to be made as of the date hereof and on a continuous basis until the Closing Date).

          5.1 Organization of Purchaser. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

          5.2 Authorization of Transaction. Purchaser has full power and authority to execute and deliver the Transaction Documents to which it is a party and to perform all of the obligations thereunder. The Transaction Documents constitute the valid and legally binding obligation of Purchaser, enforceable in accordance with their terms and conditions except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws affecting creditors' rights generally and except to the extent that general equitable principles may affect the availability of certain remedies. The execution, delivery and performance of this Agreement and all other Transaction Documents to which it is a party contemplated hereby have been duly authorized by Party.

          5.3 Required Regulatory Approvals and Filings; Consents. Except as set forth on Schedule 5.3 (the "Purchaser's Required Consents"), no approval of or filing with any Governmental Authority or any other Person on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents or the consummation of the Contemplated Transactions.

          5.4 Non-contravention. Except as set forth on Schedule 5.4, neither the execution and delivery of this Agreement by Purchaser, the other Transaction Documents to which it is a party, nor the Contemplated Transactions, will violate any Legal Requirement to which Purchaser is subject or any provision of its Organizational Documents.

          5.5 Brokers' Fees. Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the Contemplated Transactions for which Seller could become liable or obligated to pay or discharge.

          5.6 Disclosure.  The representations and warranties  contained in this
Article V do not contain any untrue or materially misleading statement of a fact or omit to state any material fact necessary in order to make the statements and information contained in this Article V not materially misleading.

                                   ARTICLE VI
                             PRE-CLOSING COVENANTS.

          The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

          6.1 General. Each of the Parties will use its commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable

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
in order to consummate and make effective the Contemplated Transactions (including satisfaction, but not waiver, of the Closing conditions set forth in Article VI below).

          6.2 Regulatory Matters and Approvals.

               (a) As promptly as practicable after the date of this Agreement, each of the Parties will give any notices to, make any filings with, and use commercially reasonable efforts to obtain the Material Contract Consents, Lease Consents, Seller's Required Consents, Purchaser's Required Consents, and any other authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Article IV and Article V.

               (b) Promptly after Seller obtains the Requisite Member Consent, Purchaser shall file the STMP with the TCEQ. Seller covenants and agrees to fully cooperate and assist Purchaser in connection with the submission of the STMP and any other filing requirements or Proceedings related thereto. Subject to the Seller Transaction Fees Limit, Purchaser covenants and agrees to reimburse Seller for all professional legal services required by Seller to assist Purchaser with its STMP application with the TCEQ in accordance with
Section 8.1(j) and Section 11.6. Purchaser acknowledges that said Seller Transactions Fees will include fees professional services to include but not be limited to accounting, legal, financial and engineering services.

          6.3 Requisite Member Consent. Seller will use its commercially reasonable efforts to obtain the Requisite Member Consent of this Agreement and the Contemplated Transactions in accordance with the TNPCA, Water Code and any other Legal Requirements. Seller will call a special meeting of its Members as soon as reasonably practicable in order that the Members may consider and vote upon this Agreement and the Contemplated Transactions in accordance with the TNPCA, Water Code and any other Legal Requirements. Seller will prepare and distribute to each Member a disclosure statement and proxy solicitation as soon as reasonably practicable.

          6.4 Operation of Business. Except as necessary to comply with the terms of this Agreement, Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Seller will not: (i) engage in any practice or take any action that would cause or result in, or permit by inaction, any of the representations and warranties contained in Article IV to become untrue, (ii) engage in any practice, take any action or otherwise act in any manner that may result in a Material Adverse Effect on Seller, Purchaser, the Acquired Assets, the Assumed Liabilities or the Contemplated Transactions, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.9 or that would require disclosure on Schedule 4.9.

          6.5 Preservation of Business.

               (a) Seller shall carry on its business in the Ordinary Course of Business and shall use its commercially reasonable efforts to preserve intact the Water System, the Acquired Assets, its present operations, physical facilities, working conditions, insurance policies, business organization, keep and endeavor to preserve its relationships with customers, lessors, landlords, partners, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Closing.

               (b) Seller shall use its commercially reasonable efforts to keep available the services of its current employees; provided, however, that Seller shall not hire any additional employees other than employees who are deemed reasonably necessary or who are hired to replace existing employees whose employment ceases on terms not greater than those applicable to those employees being replaced.

          6.6 Full Access. Seller will permit representatives of Purchaser (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including Tax records), Contracts, and documents of or pertaining to Seller.

          6.7 Notice of Developments.

               (a) In the spirit of cooperation, and in order to facilitate full disclosure of matters, actions or omissions related to or involving the Water System, each Party hereto agrees to promptly notify the other Party of any potential or proposed action, transaction or Contract (and the terms and conditions thereof) prior to the execution or consummation thereof involving such Party that may, in the exercise of reasonable judgment, affect the rights or obligations of the other Party after consummation of the Contemplated Transactions.

               (b) Each Party will give prompt written notice to the other Party of any adverse development causing a breach of any of its own representations and warranties in Article IV and Article V. No disclosure by any Party pursuant to this Section 6.7, however, shall be deemed to amend or supplement such Party's disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          6.8 Exclusivity. Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantial portion of the assets of Seller or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will also promptly communicate to Purchaser the terms of any such inquiry or proposal concerning the acquisition of the assets or the Water System that Seller may receive and, if such inquiry or proposal is in writing, Seller will promptly deliver a copy of such inquiry or proposal to Purchaser.

          6.9 Maintenance of Real Property. Seller shall maintain the Real Property, including all of the Improvements, in substantially the same condition as existed on the date of this Agreement, ordinary wear and tear excepted, and shall not demolish or remove any of the existing Improvements, or erect new improvements on the Real Property or any portion thereof, without the prior written consent of Purchaser.

          6.10 Leases. Seller shall not amend, modify, extend, renew or terminate any Lease, nor shall Seller enter into any new lease, sublease, license or other agreement for the use or occupancy of any Real Property requiring payments in excess of $10,000 annually as averaged over the term thereof, without the prior written consent of Purchaser.

          6.11 Title Insurance and Surveys. Seller shall assist Purchaser in obtaining at Purchaser's cost all real property surveys, title commitments and title policies in such form and substance reasonably acceptable to Purchaser in its sole and absolute discretion. Purchaser acknowledging and accepting full and total responsibility for all financial costs associated with said surveys and title policies and further agrees to be directly liable to the provider or providers of said surveys and title policies. Seller agrees to deliver any existing survey for Owned Real Property and Material Leased Real Property within its possession.

          6.12 Lease Consents. Seller shall use its commercially reasonable efforts to obtain a written consent for the assignment of each of the Leases in form and substance reasonably satisfactory to Purchaser (the "Lease Consents").

          6.13 Debt Pay-off Letters. No later than five (5) business days prior to the Closing Date, Seller shall cause the lenders of Third Party Debt requiring that Seller's indebtedness be fully paid and discharged at Closing to prepare and deliver to Purchaser the Debt Pay-Off Letters.

          6.14 Expense Pay-off Letters. No later than five (5) business days prior to the Closing Date, Seller shall cause each Person to whom Seller is, or will be, obligated to pay any Seller Transaction Fees, to prepare and deliver to Purchaser an Expense Pay-Off Letter.

          6.15 Seller's Bank Accounts. Except with respect to the Excluded Account, Seller shall take all actions necessary to remove existing signatories of the Seller on each of the Acquired Bank Accounts as of the Closing Date and to replace such signatories, effective as of the Closing Date, with individuals to be designated by Purchaser at least five (5) days prior to the Closing Date.

          6.16 Purchaser Employment Offers. No later than five (5) business days prior to the Closing Date, Purchaser covenants and agrees that it shall offer employment to then current employees of the Seller on such terms and conditions, seniority, and with such benefits (including accrued vacation and sick leave) that are no less favorable than in effect immediately prior to the Closing as determined in the sole and absolute discretion of the Purchaser.

          6.17 Employee Benefit Matters. Purchaser will use commercially reasonable efforts to adopt and assume or at Purchaser's election establish at and as of the Closing each of the Employee Benefit Plans that Seller maintains and each trust, insurance contract, annuity contract, or other funding arrangement that Seller has established with respect thereto to the extent reasonably practicable. In the event Purchaser elects to establish an Employee Benefit Plan in lieu of adopting or assuming any of Seller's existing Employee Benefit Plans, Purchaser will use commercially reasonable efforts to adopt or otherwise establish Employee Benefit Plans that treat employment with Seller prior to the Closing Date reasonably the same as employment with Purchaser from and after the Closing Date to the extent reasonably practicable for purposes of eligibility and vesting, but not benefit accrual. Seller will transfer (or cause the plan administrators to transfer, if necessary) at and as of the Closing all of the corresponding assets associated with the Employee Benefit Plans that Purchaser is adopting and assuming. With respect to each Multiemployer Plan, the Parties shall take all actions necessary to comply with the requirements of ERISA ss.4204.

          6.18 Change of Name. On or before the Closing Date, Seller shall amend its Organizational Documents and take all such other actions necessary to change its name to one sufficiently dissimilar to Seller's present name, in Purchaser's reasonable judgment, to avoid confusion.

          6.19 Delivery of Updated Financial Statements. Prior to the Closing, Seller covenants and agrees to promptly deliver the following financial statements: (i) audited balance sheets and statements of income, and cash flow as of and for each of the fiscal years ended after the date hereof for Seller within ninety (90) days of such year end (the "Post-Signing Fiscal Year End"); and (ii) unaudited balance sheets and statements of income, and cash flow as of and for each monthly period (on an aggregate basis) after the Most Recent Fiscal Year End or Post-Signing Fiscal Year End, as the case may be, within fifteen
(15) days of the end of such monthly period for the Seller. The financial statements to be delivered pursuant to this Section 6.19 (including the notes thereto) shall (i) be prepared in accordance with GAAP consistently applied throughout the periods covered thereby, (ii) present accurately the financial condition of Seller as of such dates and the results of operations of Seller for such periods, (iii) be correct and complete in all respects, and (iv) be prepared consistent with the books and records of Seller (which books and records are correct and complete in all respects).

          6.20 Transaction Materials. Seller covenants and agrees that any disclosure statement, proxy solicitation submitted to its Members pursuant to
Section 6.3 or other documents submitted by Purchaser to any other Person in connection with the Contemplated Transactions (collectively, the "Seller Transaction Materials") will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the statements made therein, not misleading. Purchaser and Seller each acknowledge agree that Purchaser has not assumed and shall have absolutely no Liability of any kind whatsoever, including any Liability to Seller or any other Person, arising from or relating to the Seller Transaction Materials.

          6.21 Notice of Additional Indebtedness; Alternative Interim Financing. Seller agrees that it will provide Purchaser with notice of any draw by the Seller of any of the proceeds derived from the TWDB Bond Debt or any increase in its indebtedness after the date hereof, prior to each such occurrence. Purchaser acknowledging and agreeing that Seller's right to draw down additional funds at any time, from the Construction Fund of its Series 2005 Taxable Revenue Bonds may be exercised by Seller in its sole and absolute discretion. In the spirit of cooperation Purchaser and Seller each agree to negotiate in good faith to establish an Alternative Interim Financing Agreement to permit Seller to perform or complete any system renovation, upgrade, expansion or acquisition necessary to comply with any existing Contracts or applicable Legal Requirements without utilizing proceeds from the TWDB Bond Debt, including any monies deposited in the Construction Fund.

                                  ARTICLE VII
                       CONDITIONS TO OBLIGATION TO CLOSE.

          7.1 Conditions to Purchaser's Obligation. The obligation of Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) in compliance with Section 13.301 of the Water Code, Purchaser shall have obtained the TCEQ Approval without the imposition of any restrictions, conditions, or obligations which are deemed to be unacceptable to Purchaser in its sole and absolute discretion, and Purchaser shall have received all other necessary authorizations, consents, and approvals of any Governmental Authorities in order to consummate the Contemplated Transactions;

               (b) the representations and warranties set forth in Article IV shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

               (c) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case Seller shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

               (d) no Proceeding shall be pending before any Governmental Authority wherein an unfavorable Order would (i) prevent consummation of any of the Contemplated Transactions, (ii) cause any of the Contemplated Transactions to be rescinded following consummation, (iii) adversely affect the right of Purchaser to own the Acquired Assets, to operate the Water System, or (iv) materially and adversely affect the right of any Purchaser to own its assets and to operate its business (and no such Order shall be in effect);

               (e) the water rate changes for Seller's customers resulting from the TWDB Bond Debt shall have been implemented;

               (f) there shall have been no Material Adverse Change with respect to the Seller or the Water System as determined in the sole and absolute discretion of the Purchaser and no damage or destruction or other change shall have occurred with respect to any of the Acquired Assets or any portion thereof that, individually or in the aggregate, would materially impair the use or the operation of any of this Acquired Assets by Purchaser;

               (g) Purchaser shall be satisfied with the results of its due diligence investigation of each of the Acquired Assets, Seller and the Water System in all respects in its sole and absolute discretion;

               (h)  all  actions  to be  taken  by  Seller  in  connection  with consummation of the Contemplated Transactions and all certificates, opinions, instruments, and other documents required to effect the Contemplated Transactions will be reasonably satisfactory in form and substance to Purchaser;

               (i) Purchaser shall have obtained Purchaser's Required Consents (all of which shall be in full force and effect as of the Closing);

               (j) Seller shall have obtained Seller's Required Consents (all of which shall be in full force and effect as of the Closing), including (i) the Requisite Member Consent, (ii) the Material Contract Consents, (iii) Lease Consents, (iv) the GBRA's consent and assignment of the right to purchase raw water and other rights of Seller under Seller's Contract with the GBRA, and (v) BexarMet's consent to the sale or assignment of Contracts between Seller and BexarMet to Purchaser;

               (k) Seller shall have provided Purchaser with evidence that the lawful rates and fees defined by the Water Code which may be charged to each customer of the Water System as of the Closing Date are at least the amounts shown on Schedule 7.1(k);

               (l) Seller and the Purchaser shall each be in compliance with all material regulatory requirements of all applicable Governmental Authorities necessary to consummate the Contemplated Transactions (all of which shall be in full force and effect as of the Closing);

               (m) all waiting periods in respect of approvals or consents from Governmental Authorities shall have expired or been terminated;

               (n) Seller shall have amended its Organizational Documents, including its articles of incorporation and bylaws, to the extent required to be in compliance with all applicable Legal Requirements (including requirements and conditions for qualification as an organization described in Section 501(c)(12) of the Code and operation thereof on a cooperative basis under the Code) and to comply and fully perform all of the terms and conditions of this Agreement;

               (o) Purchaser shall have received on the Closing Date title policies (from a title company reasonably acceptable to Purchaser) covering the Real Property in such form and substance reasonably acceptable to Purchaser in sole and absolute discretion;

               (p)  Purchaser   shall  have  received  Lease  Consents  for  the
assignment of each of the Leases to Purchaser;

               (q) Purchaser shall have received executed copies of a non-competition, non-solicitation and non-disparagement agreement from the directors, officers or key employees of Seller requested by Purchaser in such form satisfactory to Purchaser;

               (r) Seller shall have amended its vacation and sick leave policies (and any other Contracts or other agreements containing any similar obligation of Seller to provide similar benefits) to provide that all of Seller's obligations thereunder may be assumable by Purchaser at Closing and will not otherwise dischargeable by Seller;

               (s) Purchaser shall have received all of the certificates, instruments and documents set forth in Section 8.1; and

               (t) Seller shall have delivered to Purchaser a certificate to the effect that each of the conditions specified in Section 7.1(a) - (t) is satisfied in all respects.

          Purchaser may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

          7.2 Conditions to Seller's Obligation. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (a) the representations and warranties set forth in Article IV shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case such representations and warranties (as so written, including the term "material" or "Material") shall be true and correct in all respects at and as of the Closing Date;

               (b) Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term "material," or contain terms such as "Material Adverse Effect" or "Material Adverse Change," in which case Purchaser shall have performed and complied with all of such covenants (as so written, including the term "material" or "Material") in all respects through the Closing;

               (c) no Proceeding shall be pending before any Governmental Authority wherein an unfavorable Order would (i) prevent consummation of any of the Contemplated Transactions or (ii) cause any of the Contemplated Transactions to be rescinded following consummation (and no such Order shall be in effect);

               (d) Purchaser shall have obtained Purchaser's Required Consents (all of which shall be in full force and effect as of the Closing);

               (e) Seller shall have obtained Seller's Required Consents (all of which shall be in full force and effect as of the Closing);

               (f) Seller shall have received all necessary authorizations, consents, and approvals of any Governmental Authorities in order to consummate the Contemplated Transactions (all of which shall be in full force and effect as of the Closing);

               (g) Seller and the Purchaser shall each be in compliance with all material regulatory requirements of all applicable Governmental Authorities necessary to consummate the Contemplated Transactions;

               (h) all waiting periods in respect of approvals or consents from Governmental Authorities shall have expired or been terminated;

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
               (i) Purchaser shall have fully paid and discharged the Third Party Debt that is being required to be fully paid and discharged at Closing by the lenders thereunder in accordance with Debt Pay-Off Letters.

               (j) Purchaser shall have fully paid and discharged all Seller Transaction Fees as said fees are defined in Article I to the extent such Seller Transaction Fees have not already been discharged by Seller pursuant to Section 6.4(v) up to the Seller Transaction Fees Limit in accordance with Expense Pay-Off Letters where applicable.

               (k)  Seller  shall  have   received  all  of  the   certificates,
instruments and documents set forth in Section 8.2; and

               (l) Purchaser shall have delivered to Seller a certificate to the effect that each of the conditions specified in Section 7.2(a) - (l) is satisfied in all respects;

          Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.

                                  ARTICLE VIII
                               CLOSING DELIVERIES.

          8.1 Items to be Delivered by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to Purchaser the following:

               (a) a certificate duly executed by the Secretary of the Seller certifying (i) the resolutions of the Board of Directors and Members of the Seller approving this Agreement and authorizing the Contemplated Transactions,
(ii) the incumbency of the executive officers of Seller; (iii) the articles of incorporation of the Seller, as amended; and (iv) the bylaws of the Seller, as amended;

               (b) Seller's Required Consents, if any;

               (c) the Material Contract Consents, if any;

               (d) the Lease Consents, if any;

               (e) duly executed bills of sale, certificates of title, and such other certificates and assignments executed by Seller for the Acquired Assets as appropriate depending the particular Purchased Asset involved in such form and substance reasonably satisfactory to Purchaser;

               (f) a general warranty deed executed by the Seller for the benefit of the Purchaser for each of the Owned Real Property;

               (g) a non-foreign affidavit executed by Seller in form and substance satisfactory to Purchaser and the title company issuing the title policies to Purchaser;

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
               (h) an opinion of counsel to the Seller in form and substance satisfactory to Purchaser covering the opinions described on Exhibit "A", addressed to Purchaser, and dated as of the Closing Date; and

               (i)  such  other  documents,   instruments  and  certificates  as
Purchaser may reasonably request to consummate the Contemplated Transactions.

          8.2 Items to be Delivered by Purchaser. At the Closing, Purchaser shall deliver:

               (a) the Cash Consideration;

               (b) certificate duly executed by the Secretary of the Purchaser certifying (i) the resolutions of the Board of Directors of the Purchaser approving this Agreement and authorizing the Contemplated Transactions, (ii) the incumbency of the executive officers of Purchaser; (iii) the articles of incorporation of the Purchaser, as amended; and (iv) the bylaws of the Purchaser, as amended;

               (c) Purchaser's Required Consents, if any;

               (d) such other documents, instruments and certificates the Seller may reasonably request to consummate the Contemplated Transactions.

                                   ARTICLE IX
                                  TERMINATION.

          9.1 Termination of Agreement. The Parties may terminate this Agreement as provided below or as specifically set forth elsewhere in this Agreement:

               (a) Purchaser and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (b) Purchaser may terminate this Agreement by giving written notice to the Seller and discharging (or reimbursing Seller for) all of the Seller Transaction Fees up to the Seller Transaction Fees Limit at any time prior to the Closing (i) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement, Purchaser has notified the Seller of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach, (ii) if there has been any Material Adverse Change in the Assumed Liabilities (including the total indebtedness of Seller), Acquired Assets, Seller or the cost to discharge the indebtedness of Seller, (iii) upon the initiation of any Proceeding (not contemplated herein) the outcome of which could have an Material Adverse Effect on Purchaser, Seller or the Contemplated Transactions, or the rendering of any Orders, damages, dues, penalties, fines on Seller, Purchaser or any of their Affiliates in connection with or arising from the Contemplated Transactions,
(iv) if Purchaser shall not be satisfied with its due diligence investigation of the Acquired Assets or Seller, (v) if any consent or approval of any Governmental Authority or Person providing a Seller Required Consent has imposed any restrictions, conditions, or obligations which are deemed to be unacceptable to Purchaser, (vi) Seller breaches, defaults or suffers an event of default under any Alternative Interim Financing Agreement, if any, (vii) if the Closing shall not have occurred on or before October 1, 2007, by reason of the failure of any condition precedent under Section 7.1 (unless the failure results primarily from Purchaser breaching any representation, warranty, or covenant contained in this Agreement);

               (c) Seller may terminate  this Agreement by giving written notice to the Purchaser at any time prior to the Closing (i) in the event the Purchaser has breached any representation, warranty, or covenant contained in this Agreement, Seller has notified the Purchaser of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach,
(ii) if there has been a Material Adverse Change in the Purchaser, (iii) upon the initiation of any Proceeding (not contemplated herein) the outcome of which could have a Material Adverse Effect on Purchaser, Seller or the Contemplated Transactions, or the rendering of any Orders, damages, dues, penalties, fines on Seller, Purchaser or any of their Affiliates in connection with or arising from the Contemplated Transactions, (iv) if any consent or approval of any
Governmental Authority or any other Person necessary to consummate the Contemplated Transactions is withheld or delayed or such Governmental Authority or Person granting a Purchaser Required Consent has imposed any restrictions, conditions, or obligations which are deemed to be unacceptable to Seller, (v) Purchaser breaches any Alternative Interim Financing Agreement, if any, and (vi) if the Closing shall not have occurred on or before October 1, 2007, by reason of the failure of any condition precedent under Section 7.2 (unless the failure results primarily from Seller breaching any representation, warranty, or covenant contained in this Agreement).

          9.2 Effect of Termination. In the event of a termination of this Agreement by a Party hereto in accordance with Section 9.1, there shall be no Liability on the part of any Party hereto, except for Liability of such Party arising out of an intentional breach of this Agreement by such Party.
Notwithstanding the termination of this Agreement in accordance with Section 9.1, the provisions set forth in Article XI and this Section 9.2 shall survive the termination of this Agreement.




                                   ARTICLE X
                    POST-CLOSING COVENANTS & OTHER AGREEMENTS

          10.1 Survival of Representations and Warranties. None of the representations and warranties and covenants of the Parties contained in this Agreement shall survive the Closing except for representations set forth in
Section 4.12(a),  Section 4.30 and the covenants set forth in Section 6.20, this
Article X and Article XI.

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
          10.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement or statement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith after consultation with counsel that it or its Affiliates is required to make under any Legal Requirement or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure). The Parties shall instruct each of their directors, officers, or employees to comply with the provisions set forth in this Section 10.2. Each Party hereto acknowledges and agrees that they shall be responsible for any violation of this Section 10.2 by any of its directors, officers, or employees.

          10.3 Liquidation and Dissolution of Seller.

               (a) If after the Closing Date, Seller shall dissolve and wind up its affairs, such dissolution and winding-up shall be conducted in accordance with and subject to the Organizational Documents of Seller, the TNPCA, Water Code and all other applicable Legal Requirements.

               (b) Notwithstanding anything in this Agreement to the contrary, Purchaser and Seller each acknowledge agree that Purchaser shall have absolutely no Liability of any kind whatsoever, including any Liability to Seller, any of Seller's Members or any other Person, arising from or relating any dissolution and winding up of Seller and distribution of assets by Seller to any Member or other Person after the Closing. Seller hereby holds Purchaser harmless from any Liability whatsoever arising directly or indirectly from any of the foregoing acts.

          10.4 Rate Moratorium. Subject to water rate adjustments which shall be permitted to directly offset increases in the cost of raw water acquired by Purchaser, or other rate adjustments permitted or required by applicable Governmental Authorities or Legal Requirements, Purchaser covenants and agrees that it shall not increase the water rates set forth on Schedule 7.1(k) for a period of two (2) years from the date that the Requisite Member Consent is obtained. Thereafter, Purchaser may increase the water rates only in accordance with applicable Legal Requirements.

          10.5 Reimbursable Seller Income Tax; Tax Refunds.

               (a) Following the Closing and as part of the Purchase Price, Purchaser agrees to make an additional cash payment to Seller in an amount equal to Seller's Reimbursable Seller Income Tax, if any. Except with respect to the Reimbursable Seller Income Tax, Seller acknowledges and agrees that Purchaser shall have absolutely no Liability with respect to any other Taxes of Seller or its Members arising from or relating to the Contemplated Transactions or otherwise, including the performance by Seller of any of its covenants and agreements contained herein. Because of Purchaser's potential obligation to Seller with respect to any Reimbursable Seller Income Tax, Purchaser shall have the right to prepare on Seller's behalf any Income Tax Return of Seller that reflects or could reflect the amount of any Reimbursable Seller Income Tax, and it shall be an express and material condition to Purchaser's obligation to make a payment to Seller under this Section 10.5(a) that Seller permit the preparation of any such Tax Return by Purchaser and assist and fully cooperate with Purchaser in the preparation thereof and the obtaining of any extension of the due date therefor. Purchaser shall deliver a draft of such Tax Return to Seller for Seller's review at least thirty (30) days prior to the due date (with regard to extensions) of such Tax Return, together with appropriate supporting information used in preparing the return that is not already in Seller's possession. Notwithstanding anything in this Agreement to the contrary, Purchaser may make, adopt or change any Tax election or Tax accounting method in connection with the preparation of any such Tax Return and Seller will cooperate and timely file any recommended filings with any Governmental Authority in connection therewith. Seller shall timely file (with regard to extensions) such Tax Return as prepared by Seller, unless at least seven (7) days prior to the due date (with regard to extensions) of such return, Seller shall have obtained the written opinion of competent tax counsel acceptable to Purchaser to the effect that there is no "substantial authority," within the meaning of Section 1.6662-4(d) of the Treasury Regulations promulgated under the Code, for any position taken by Purchaser on the return and delivered such opinion and such counsel's written recommendation for altering such position to the minimum extent necessary for counsel to opine that the position is supported by substantial authority. Purchaser shall then have the option exercisable by written notice to Seller given before such due date to either (i) instruct Seller to file such return with the modifications recommended by such counsel, or (ii) to instruct Seller to file the return as prepared by Purchaser, and Seller shall timely file the return as so instructed. If Purchaser chooses the latter option, Purchaser's obligation to Seller with respect to any Reimbursable Seller Income Tax shall be increased to include all additional Income Taxes incurred by Seller as a result of any subsequent administrative or judicial Proceedings related to the return that have become final, together with all reasonable costs and expenses incurred by Seller in connection with such Proceedings.

               (b) Any Tax refunds that are received by Seller after the Closing shall be immediately delivered to Purchaser to the extent that Purchaser has paid, discharged or assumed any Tax obligations of Seller pursuant to this
Section 10.5 or otherwise. Upon the request of Purchaser, Seller shall cooperate in the filing of any request for a refund of any Tax obligations of Seller that Purchaser has paid, discharged or assumed pursuant to this Section 10.5 or otherwise.

          10.6 Tax Returns.

               (a) Subject to Section 10.5(a), Seller shall correctly and timely (with regard to extensions) file all Tax Returns required to be filed, and pay all Taxes required to be paid, by it on or before and after the Closing Date. On or before and after the Closing Date, except with the prior written consent of Purchaser, Seller shall not (i) make, adopt or change any Tax election or Tax accounting method that could have an adverse effect on Purchaser, the Purchase Price or the Contemplated Transactions, or (ii) consent to, or enter into any closing or settlement agreement with respect to, Taxes or any asserted Tax deficiency, claim or assessment that could have an adverse effect on Purchaser, the Purchase Price or the Contemplated Transactions. All such Tax Returns shall be prepared and filed in a manner consistent with prior practice, except as required by any change in applicable Legal Requirements relating to Taxes.

               (b) Purchaser and Seller shall cooperate with each other in connection with any Proceeding related to Taxes, the preparation and filing of any Tax Return, or any other matter relating to Taxes requested by Purchaser or

Seller. Such cooperation shall include the retention and the provision of records and information that are reasonably relevant to any such Proceeding or Tax Return filing and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller agrees (i) to abide by all record retention agreements entered into with any Tax Authority, and (ii) to give Purchaser reasonable written notice prior to transferring, destroying or discarding any books and records relating to Taxes and the opportunity to copy and take possession of same.

          10.7 Litigation and Other Proceedings.

               (a) Seller acknowledges and agrees that prior to the Closing, Purchaser shall have the right to participate in any Proceeding or other presentation or meeting (related to Taxes or otherwise) with any Governmental Authority or third party the outcome of which could have an adverse effect on the Seller, Purchaser, the Purchase Price, the Acquired Assets, the Assumed Liabilities or the Contemplated Transactions.

               (b) Seller acknowledges and agrees that after Closing, Purchaser shall have the right to participate and at its election assume control of and appoint lead counsel at its sole cost and expense, in any Proceeding or other presentation or meeting (related to Taxes or otherwise) with any Governmental Authority or third party the outcome of which could have an adverse effect on the Purchaser, the Purchase Price, the Acquired Assets, the Assumed Liabilities or any of Purchaser's obligations arising (or which may arise) from the Contemplated Transactions.

               (c) Seller covenants and agrees to immediately notify Purchaser of any Proceeding, presentation or meeting which Purchaser would have the right to participate or control under this Section 10.7.

          10.8 Certain Payroll Reporting Obligations. With respect to employees of Seller who after the Closing become employees of Purchaser, Seller and Purchaser agree to adopt and apply the rules and procedures set forth in Section 5 of Rev. Proc. 2004-53, 2004-34 I.R.B. 320 (August 18, 2004) relating to alternate procedures to be applied by predecessors and successors in business acquisitions in determining their employment tax reporting obligations with respect to such employees for the calendar year in which the acquisition occurs. Seller and Purchaser will fully cooperate with each other in connection with providing and making available relevant records and other information that is necessary or appropriate for each party to comply with such procedures.

          10.9 Further Assurances. In case at any time after the Closing Date any further actions are necessary to carry out the purposes of any of the Contemplated Transactions, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

                                   ARTICLE XI
                                 MISCELLANEOUS.

          11.1 Notices. All notices given with respect to this Agreement shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by a nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such notice with such carrier, or (ii) if personally delivered, on the actual date of delivery, or (iii) if sent by certified U.S. Mail, return receipt requested postage prepaid, on the fifth business day following the date of mailing, or
(iv) if sent by facsimile, then on the actual date of delivery (as evidenced by a facsimile confirmation) provided that a copy of the facsimile and confirmation is also sent by regular U.S. Mail, addressed as follows:

             If to Seller:     Canyon Lake Water Supply Corporation
                               1399 Sattler Road
                               Canyon Lake, Texas 78133
                               Facsimile: (830) 964-2779
                               Attention: Larry L. Ratliff
                                          President

    with a mandatory copy to:  John O. Houchins, Esq.
                               13738 Kingsride Lane
                               Houston, Texas  77079
                               Facsimile: (713) 461-8711

             If to Purchaser:  SJWTX Water, Inc.
                               374 W. Santa Clara Street
                               San Jose, CA  95113
                               Facsimile: (408) 279-7934
                               Attention: W. Richard Roth
                                          President and Chief Executive Officer

    with a mandatory copy to:  SJWTX Water, Inc.
                               374 W. Santa Clara Street
                               San Jose, CA  95113
                               Facsimile: (408) 279-7934
                               Attention: Suzy Papazian
                                          Corporate Secretary

                 and           Jackson Walker L.L.P.
                               112 E. Pecan Street, Suite 2100
                               San Antonio, Texas 78205
                               Facsimile: (210) 978-7790
                               Attention:  Marshall B. Miller, Jr.

          11.2 No Third-party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

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
          11.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties hereto provided that Purchaser may assign its rights, duties and obligations hereunder to an Affiliate.

          11.4 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

          11.5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          11.6 Expenses. Except as otherwise expressly set forth in this Agreement, Purchaser, Seller and each Affiliate thereof shall bear its own costs and expenses (including outside legal fees and expenses) incurred in connection with this Agreement and the Contemplated Transactions. The Parties hereto acknowledge and agree that Purchaser shall have no duty or obligation to pay or otherwise discharge any Seller Transaction Fees in excess of the Seller Transaction Fees Limit.

          11.7 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

          11.8 Remedies. In the event of any Party breaches any of terms or provisions of this Agreement, the non-breaching Party shall be entitled, if it so elects, to institute and prosecute Proceedings in any court of competent jurisdiction in accordance with Section 11.9 and Section 11.10, either in law or in equity, to obtain a preliminary or permanent injunction (without posting any bond) in order to prevent activities in violation of this Agreement and to obtain specific performance and/or money damages for any breach of this Agreement, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as the non-breaching Party may elect to invoke.

          11.9 Governing Law; Choice of Forum. This Agreement shall be construed in accordance with and governed by the internal law of the State of Texas (without reference to its rules and to conflict of laws). Each Party hereby irrevocably waives any right that such Party otherwise might have to transfer such Proceeding (or any claims within such Proceeding) to any court other than the court selected by the Parties in accordance with Section 11.10. The Parties hereby consent to and grant to any such court jurisdiction over the persons of such Parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

          11.10 Consent to Jurisdiction; Venue.

               (a) The Parties hereto submit to the exclusive personal jurisdiction of the courts of the State of Texas and the Federal courts of the United States sitting in Bexar County, Texas, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims and Proceedings arising out of or relating to this Agreement may be heard and determined in such Texas court or, to the extent permitted by law, in such Federal court. The Parties hereto agree that a final nonappealable judgment in any such claim or Proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

               (b) Each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement or any related matter in any Texas state or Federal court located therein and the defense of an inconvenient forum to the maintenance of such claim in any such court.

          11.11 Consultation With Independent Counsel. Purchaser and Seller each acknowledges that this Agreement contains legally binding provisions and that the other Party hereto has not provided any legal advice to it or engaged any counsel to provide legal services for its benefit in connection with the negotiation and execution of this Agreement or the Contemplated Transactions. Purchaser and Seller each represents to the other Party that it has consulted, or has had an opportunity to consult, with its own counsel in negotiating and executing this Agreement and that it has either consulted with its own counsel or consciously decided not to consult with its own counsel.

          11.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules referred to or identified in this Agreement are incorporated herein by reference and made a part hereof.

          11.13 Entire Agreement. This Agreement (including the Schedules of even date herewith and the other documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

          11.14 Effective Date of Agreement. It is expressly agreed and understood by the Parties hereto that the effective date as opposed to the execution date of this agreement shall be and same is made expressly subject to the date on which the Seller has received both: (a) written approval from the Texas Water Development Board, setting forth the terms and conditions under which the Seller may discharge the TWDB bond debt by a (i) defeasance or (ii) the acquisition of the Texas Water Development Board bond debt by the Purchaser, and (b) approval from the TWDB to amend Seller's organizational documents (including but not limited to Articles of Incorporation and By-Laws) that are required to consummate the transactions contemplated in this agreement.

          11.15 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile signatures shall be given the same effect as original signatures.

          IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date first written above.

                                   PURCHASER:

                                   SJWTX WATER, INC.


                                   By: /s/  W. Richard Roth
                                      ------------------------------------------

                                   Printed Name: W. Richard Roth
                                                 -------------------------------
                                   Title: President and Chief Executive Officer
                                         ---------------------------------------


ATTEST:
Secretary
By: /s/  Suzy Papazian
   -----------------------------------------
Printed Name: Suzy Papazian
             -------------------------------




                                   SELLER:

                                   CANYON LAKE WATER SUPPLY COMPANY


                                   By: /s/ Larry L. Ratliff
                                      ------------------------------------------

                                   Printed Name: Larry L. Ratliff
                                                 -------------------------------
                                   Title: President
                                         ---------------------------------------


ATTEST:
Secretary
By: /s/ W.K. Holmes
   -----------------------------------------
Printed Name: W.K. Holmes
             -------------------------------



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